SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):
December 20, 2007

RUDDICK CORPORATION
(Exact name of registrant as specified in its charter)
North Carolina	1-6905	56-0905940
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

301 South Tryon Street, Suite 1800
Charlotte, North Carolina 28202
(Address of principal executive offices, including zip code)

(704) 372-5404
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A DEFINITIVE MATERIAL AGREEMENT.

On December 20, 2007, Ruddick Corporation (the “Registrant”) entered into a new Credit Agreement (the “Credit Agreement”), dated as of December 20, 2007, by and among Registrant, as Borrower, Wachovia Bank, National Association (“Wachovia”), Branch Banking and Trust Company (“BB&T”), Regions Bank (“Regions”), Bank of America, N.A. (“BofA”), JPMorgan Chase Bank, N.A. (“JPMorgan”), RBC Centura (“RBC”), CoBank, ACB (“CoBank”), AgFirst Farm Credit Bank (“AgFirst”), U.S. AgBank, FCB (“AgBank”), Farm Credit Bank of Texas (“Bank of Texas”) and GreenStone Farm Credit Services, ACA (“Greenstone” and, together with Wachovia, BB&T, Regions, BofA, JPMorgan, RBC, CoBank, AgFirst, AgBank, and Bank of Texas, the “Lenders”), and Wachovia, as administrative agent for the Lenders. Under the terms of the Credit Agreement, the Lenders will make available a five-year revolving credit facility in the aggregate amount of up to $350 million (the “Revolving Credit Facility”) and a non-amortizing term loan of $100 million (the “Term Loan”) due December 20, 2012. The Credit Agreement provides for the optional increase of the Revolving Credit Facility by an additional amount of up to $100 million and two 1-year maturity extension options, both of which require consent of the lenders.

Borrowings under the Revolving Credit Facility and the Term Loan will bear interest, at Registrant’s option, at (a) a base rate, as determined by reference to rates on federal funds transactions with members of the Federal Reserve System or the prime rate in effect on the interest determination date, (b) LIBOR Market Index Rate or (c) LIBOR Rate, each plus an applicable margin depending upon Registrant’s consolidated leverage ratio and as determined by the administrative agent in accordance with the terms of the Credit Agreement. The Credit Agreement requires Registrant to maintain a consolidated fixed charge ratio of at least 1.5 to 1 and a consolidated leverage ratio of no more than 4.0 to 1. The Credit Agreement contains representations and warranties and events of default that are customary for this type of transaction.

The description in this Item 1.01 is qualified in its entirety by reference to the Credit Agreement filed as Exhibit 10.1 to this Current Report on Form 8-K.

ITEM 1.02. TERMINATION OF A DEFINITIVE MATERIAL AGREEMENT.

On December 20, 2007, simultaneously with entering into the Credit Agreement, Registrant terminated its existing $350 million revolving credit facility, dated June 7, 2006 (the “Prior Credit Facility”), among Registrant, the lenders named therein and Wachovia as administrative agent, by paying off its obligations in full thereunder. The Registrant shall owe no further obligations under the Prior Credit Facility, other than certain indemnification obligations, and the Registrant did not pay any penalties or early termination fees in connection with the termination of the Prior Credit Facility.

ITEM 2.03. CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

See disclosure under Item 1.01 of this Current Report on Form 8-K.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d)      Exhibits.

The following exhibit is furnished herewith:

EXHIBIT NO.	DESCRIPTION OF EXHIBIT
10.1

Credit Agreement, dated December 20, 2007, among Ruddick Corporation, as Borrower, Wachovia Bank, National Association, Branch Banking and Trust Company, Regions Bank, Bank of America, N.A., JPMorgan Chase Bank, N.A., RBC Centura, CoBank, ACB, AgFirst Farm Credit Bank, U.S. AgBank, FCB, Farm Credit Bank of Texas and GreenStone Farm Credit Services, ACA, as Lenders, and Wachovia Bank, National Association, as administrative agent for the Lenders.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RUDDICK CORPORATION

By:	/s/ RONALD H. VOLGER
Ronald H. Volger
Vice President and Treasurer

Dated: December 27, 2007

INDEX TO EXHIBITS

EXHIBIT NO.	DESCRIPTION OF EXHIBIT
10.1

Credit Agreement, dated December 20, 2007, among Ruddick Corporation, as Borrower, Wachovia Bank, National Association, Branch Banking and Trust Company, Regions Bank, Bank of America, N.A., JPMorgan Chase Bank, N.A., RBC Centura, CoBank, ACB, AgFirst Farm Credit Bank, U.S. AgBank, FCB, Farm Credit Bank of Texas and GreenStone Farm Credit Services, ACA, as Lenders, and Wachovia Bank, National Association, as administrative agent for the Lenders.